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                                                                    Exhibit 99.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Carolina Investment Partners, Limited Partnership (the "Registrant") on Form 10-Q for the period ended March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Alton L. Smith III, General Partner of Walsmith Associates Two, general partner of the Registrant, hereby certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

                                   /s/ Alton L. Smith III
                                   ---------------------------------------
                                   Alton L. Smith III
                                   General Partner of Walsmith Associates
                                   Two, general partner of the Registrant
                                   May 10, 2003

A signed original of this written statement required by Section 906 has been provided to Carolina Investment Partners, Limited Partnership and will be retained by Carolina Investment Partners, Limited Partnership and furnished to the Securities and Exchange Commission or its staff upon request.